Exhibit 10.4

DUPLICATE

DATED THIS 27TH DAY OF JULY      ,2020

Between

MAYBANK ISLAMIC BERHAD

(Company No. 200701029411(787435-M))

(the Bank)

And·

LIM YEW CHEAN

(NRIC No: ***)

and

LEW CHEE HOONG

(NRIC No: ***)

(the Guarantor)

LETTER OF GUARANTEE

MESSRS. KBAIRUDDIN, NGIAM & TAN

Advocates & Solicitors

Unit 7-4-1, Block A

Megan Salak Park

Jalan 2/125E, Taman Desa Petaling

57100 Kuala Lumpur

Tel: 03-9057 2201 (Hunting Line)

Fax: 03-9057 7201

E-mail: general@kntlaw.com

{Ref: KNT/KSD/1001-0330//20(6)/MIB-Win-Fung (ad/miza)

CMTF-i2

LETTER OF GUARANTEE

To:

MAYBANK ISLAMIC BERHAD (Company Registration No.: 200701029411(787435-M))

In consideration of your having opened, opening or continuing an account with and having made, making or continuing to make available financing or re-financing facility or otherwise having given, granted or giving or granting credit or other banking facilities or accommodation all under Shariah principles of financing to WIN-FUNG FIBREGLASS SDN. BHD. (Company Registration No. 198401004617(117136-D)), a company incorporated in Malaysia with its registered address at Unit 1336, Suite A, Lobby 7, Block A, Damansara Intan, No. 1, Jalan SS20/27, 47400 Petaling, Selangor Darul Ehsan and having a place of business at No. 3893, Jalan 4D, Kampung Baru Subang, 40150 Shah Alam, Selangor Darul Ehsan

(hereinafter called “the Customer”) at my/our request, for as long as you may at your sole discretion deem fit, I/we LIM YEW CHEAN (NRIC No:***) of 18, Lorong Burhanuddin Helmi 3, Taman Tun Dr. Ismail, 60000 Kuala Lumpur and LEW CHEE HOONG (NRIC No:***) of 18, Lorong Burhanuddin Helmi 3, Taman Tun Dr. Ismail, 60000 Kuala Lumpur

the undersigned hereby jointly and severally agree with and guarantee you as follows, that is to say:-

1.	I/We will pay you on demand:-

(i)	all moneys which now are or may during the operation of this Guarantee be owing to you from the Customer or remain unpaid on the general balance of the Customer’s account with you anywhere and on any account whatsoever whether from the Customer alone or from the Customer jointly with or as surety for any other person or persons or for any firm or company including advances overdrafts discounts bills or notes held by you on or in respect of which the Customer may be or have been liable to you in any manner together with commission and other ordinary banking expenses including profit and charges at such rate as may be from time to time be agreed between the Customer and you although the relation of banker and customer may have ceased;

(ii)	all amounts which now are or may during the operation of this Guarantee become owing to you by the Customer in respect of indemnities and/or guarantees given to the owners agents charters or masters of ships or in respect of any other kinds of indemnities and/or guarantees whatsoever entered into by you at the request of or on behalf of the Customer or in respect of any bills accepted by the Customer;

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(iii)	all amounts which now are or may during the operation of this Guarantee become owing to you by the Customer arising out of any agreement in writing made with you or otherwise howsoever in respect of trade bills or instruments irrevocable or otherwise opened or established through you upon the application of the Customer and either with you or any agent or branch of yours wherever situated; and

(iv)	all costs charges and expenses which you may incur in enforcing or seeking to enforce any security for or obtaining or seeking to obtain payment of all or any part of the money or amounts hereby guaranteed.

2.	All moneys received from or on account of the Customer or from any other person or estate or from the realisation of any security or otherwise for the purpose of being applied in reduction of the moneys in Clause I above mentioned shall be treated for all purposes as payments in gross and not as appropriated or attributed to any specific part or item of the said moneys even if appropriated thereto by the person otherwise entitled so to appropriate. All securities now or any time held by you shall be treated as securities for the said general balance and other amount owing. I/We will make no claim to such securities or any part thereof or any interest therein unless and until I/we have paid all moneys due from me/us under this Guarantee and you shall have received the full amount of such general balance and other amounts if any.

3.	Any money received hereunder may be placed and kept to the credit of a non- income/profit bearing suspense account for so long as you think fit, without any obligation in the meantime to apply the same or any part thereof in or towards discharge of any money or liabilities due or incurred by the Customer to you. Notwithstanding any such payment, in the event of any proceedings in or analogous to bankruptcy insolvency liquidation composition or arrangement (voluntary or otherwise) you may prove for and agree to accept any dividend or composition in respect of the whole or any part of such money and liabilities in the same manner as if this Guarantee had not been given.

4.	Should the Customer become bankrupt or insolvent or being an incorporated company be insolvent or wound up or an application is made for the voluntary arrangement/judicial management, as the case may be, you may prove in the bankruptcy, insolvency or winding up of the Customer for the whole amount outstanding against the Customer to the exclusion of my/our rights to be subrogated to you in respect of any part payments made by me/us hereunder and no money or dividend so received by you shall be treated as received in respect of this Guarantee or otherwise in relation to me/us, but the full amount hereby guaranteed shall be payable by me/us until you shall have received from all sources one hundred sen in the Ringgit Malaysia on the ultimate balance outstanding against the Customer. After you have received such ultimate balance in full inclusive of all legal costs charges and expenses any claim on my/our part to any excess or any securities remaining in your hands shall be a matter of adjustment between you, me/us and any other person or persons laying claim thereto.

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*5 (a).	In the event that I/we am a/are resident(s) of Malaysia, this Guarantee shall be a continuing guarantee for the purpose of securing the facility amount of Ringgit Malaysia One Million (RM 1,000,000.00) only with profit and charges on the sum claimable and the whole of the moneys or general balance in Clause 1 hereof mentioned notwithstanding any such payments receipts or dividends as are hereinbefore mentioned from me/us at the rate which is levied on the Customer from time to time from the date of my/our receiving demand for payment thereof.

6.	This Guarantee shall be without prejudice to and shall not be affected nor shall I/we or any of us be released or exonerated by any of the matters following whether with or without my/our consent or notice to me/us:-

(i)	any securities negotiable or otherwise including other guarantees which you may now or any time hereafter hold in respect of the Customer from me/us or any other person or persons for any moneys whether hereby guaranteed or otherwise;

(ii)	the variation exchange renewal release or modification of any such securities or the refusal or neglect to complete enforce or assign any judgment specialty or other security or instrument negotiable or otherwise and whether satisfied by payment or not;

(iii)	any time or indulgence given or extended to the Customer and/or any other person or persons including myself/ourselves and the parties to any negotiable or other security instrument guarantee or contract or any other indulgence granted to or compromise composition or arrangement (voluntary or otherwise) made with the Customer and/or any other person or persons whether with or without consent or notice to me/us;

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(iv)	the continuing and/or the opening and operation of any other account or accounts current or otherwise with the Customer at any of your branch or branches; and

(v)	the granting of any other banking facility or facilities to the Customer and/or variation of any existing banking facilities granted to the Customer by way of (but not limited to) substitution addition increase or reduction whatsoever.

7.	You shall be at liberty (without being bound to do so) to resort for your own benefit to any other means of payment at any time and in any order as you think fit without in consequence diminishing my/our liability to you hereunder and you may enforce this Guarantee for the payment of the ultimate balance after resorting to other means of payment or for the balance due at any time notwithstanding that other means of payment have not been resorted to and in the latter case, without entitling me/us to any benefit from such other means of payment so long as any money remains due or payable (whether actually or contingently) from the Customer to you.

7A.	You shall have the right to exercise all or any of the remedies available whether by this Guarantee or by statute or otherwise and shall be entitled to exercise such remedies concurrently, including pursuing all remedies pursuant to this Guarantee and civil suit against the Customer or other security party to recover all moneys due and owing to you, PROVIDED THAT nothing herein contained shall be construed as imposing any obligation (whether at law or in equity) upon you to exhaust your remedy to enforce any of the securities or against any other security party before commencing any action against us AND we hereby irrevocably and unconditionally agree and consent to you commencing separate proceedings, enforcing other remedies and exercising any other rights which you may have against us, the Customer or any other security party simultaneously or consecutively in any order as you deem fit.

8.	This Guarantee shall not be determined or affected by the death or insanity of myself or any one or more of us but shall in all respects and for all purposes be binding and operative until determined as to future transactions by sixty (60) days’ notice in writing given to you by me/us or any one of us by the personal representatives of any one of us who may be dead or in case of insanity of any of us by the person legally entitled to represent the insane person which shall be subject to your written consent. During the pendency of such notice and written consent from you, you may fulfill any requirements of the Customer based on agreements express or implied prior to the receipt of such notice and you may afford the Customer such further accommodation as you would have done had you not received such notice and any moneys thereby due or remaining unpaid at or after the expiration of such notice shall form part of the aforesaid general balance.

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9.	In the event of the determination of my/our liability under this Guarantee you shall be at liberty without thereby affecting your rights hereunder to open a new account or accounts and to continue any then existing accounts with the Customer and no moneys credited to such accounts by or on behalf of the Customer and subsequently withdrawn by him/it/them shall on settlement of my/our liability on this Guarantee be appropriated towards or have the effect of payment of any of the moneys due from the Customer at the time when this Guarantee is determined unless the persons paying in such moneys direct you in writing at the time to appropriate them to that purpose.

l0.	You shall so long as any moneys remain owing hereunder by the Customer have a lien on all stock, shares, securities and property belonging to me/us now or hereafter held by you for safe custody or otherwise and on all moneys now or hereafter standing to my/our credit with you whether on any account or accounts current or otherwise at any of your branch or branches and you shall be entitled to set-off against the credit balance of any such account or accounts my/our liability under this Guarantee.

11.	Any admission acknowledgment in writing by the Customer or any person authorised by the Customer of the amount of indebtedness of the Customer to you and any judgment recovered by you against the Customer in respect of such indebtedness shall be binding and conclusive against me/us. A statement signed by your manager, secretary or any one of your officers as to the moneys and liabilities for the time being due or incurred to you from or by the Customer shall be final and conclusive evidence against me/us for all purposes including legal proceedings.

12.	Until and unless determined as herein this Guarantee provided, my/our guarantee herein shall be a continuing guarantee notwithstanding that the Customer may at any time or times cease to be indebted to you for any period or periods and notwithstanding any settlement of account or accounts or otherwise.

13.	This Guarantee shall not be determined or in any way prejudiced by:-

(i)	any change on the constitution of the Customer or any of the undersigned, whether by retirement expulsion death or admission of any partner or partners merger reconstruction consolidation or amalgamation by way of a scheme of arrangement or otherwise but shall enure and be available for all intents and purposes as if the resulting firm company or concern had been the one whose obligations were originally guaranteed or who had given the Guarantee herein, as the case may be; or

(ii)	any absorption of or by you or any merger reconstruction consolidation or amalgamation by you with any other company or concern, but shall enure and be available for and by the absorbing or amalgamated company or concern.

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14.	I/We hereby declare that no security has been received by me/any of us from the Customer or any other guarantor/s for the giving of this Guarantee and I/we hereby agree that I/we will not, as long as this Guarantee remains in force, take any security in respect of my/our liability hereunder without first obtaining your written consent. I/We further agree that any security taken or held by me/us (whether before or after the date hereof) for the giving of this Guarantee shall be held in trust for you as security for the fulfilment of my/our obligations to you hereunder and shall be deposited with you immediately upon the execution of this Guarantee or my/our receipt of the said security for the aforesaid purpose.

15.	I/We hereby agree that you shall be at liberty without any further consent from me/us and without thereby affecting my/our liability under this Guarantee at any time to determine enlarge or vary any credit to the Customer. You may enforce this Guarantee against me/us at any time jointly or severally notwithstanding that any bills or other instruments covered by it may be in circulation or outstanding and include the amount of the same or any of them in the said general balance or not at your option and this Guarantee shall not be determinable by me/us or my/our personal representatives except on the terms of my/our making full provision for any then outstanding liabilities or obligations on your part and on the Customer’s account.

16.	You shall also be at liberty to release or discharge any of us from the obligations of this Guarantee or to compound with or accept any composition from or make any other arrangements (voluntary or otherwise) with any of us without thereby releasing or discharging any others of us from this Guarantee or otherwise prejudicing your rights and remedies against the other or others of us.

17.	As a separate and independent stipulation, I/we agree that any sum or sums of money which may not be recoverable from me/us on the footing of a guarantee whether by reason of any legal limitation disability or incapacity on or of the Customer or by any other fact or circumstances and whether known to you or not shall nevertheless be recoverable from me/us or each of us as sole or principal debtors and shall be paid by me/us on demand.

18.	No delay or omission on your part in exercising any right power privilege or remedy in respect of this Guarantee shall impair such right power privilege or remedy or be construed as a waiver of it nor shall any single or partial exercise of any such right power privilege or remedy preclude any further exercise of it or the exercise of any other right power privilege or remedy. The other rights power privileges or remedies provided in this Guarantee are cumulative and not exclusive of any rights powers privileges or remedies provided by law.

19.	This Guarantee shall be binding and enforceable against each guarantor who executes the same notwithstanding the fact that one or more of any intended guarantors whether referred to herein or otherwise may not have executed the Guarantee.

20.	If this Guarantee is signed by or on behalf of more than one person (such person being hereinafter referred to as “the Original Signatories”) and any one or more of the Original Signatories is not bound by the provisions herein contained (whether by reason of their lack of capacity or improper execution of this Guarantee or for any other reason whatsoever), the remaining Original Signatories shall continue to be bound by the provisions of this Guarantee as if such other Original Signatory or Signatories had never been a party/parties hereto.

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21.	No assurance security or payment which may be avoided under the provisions of the Companies Act 2016 (as revised and amended by statutory modification thereof) or by any provisions of the Insolvency Act 1967 and no release settlement or discharge which may have been given on the faith of any such assurance security or payment shall prejudice or affect your right to recover from me/us to the full extent of this Guarantee as if such assurance security payment release settlement or discharge (as the case may be) had never been granted given or made.

22.	Any demand for payment or service of any legal process may be made or effected by prepaid registered or ordinary post addressed to me/us or each of us at my/our address specified herein or at my/our last known place of business or registered address and such demand or legal process shall be deemed to have been duly served on the fifth (5th) day following that on which it is posted, notwithstanding that the said demand or legal process may subsequently be returned undelivered by the postal authorities. “Legal process” shall mean all forms of originating process, pleadings, interlocutory applications of whatever nature, affidavits, orders and such documents, other than the aforesaid, which are required to be served under any legislation or subsidiary legislation or by the terms of this Guarantee.

23.	I/We hereby warrant represent and undertake to the Bank (such warranties representations and undertakings to continue so long as this Guarantee remains subsisting) that:-

(i)	this Guarantee has been validly created and constitutes a valid and legally binding obligation on me/us enforceable in accordance with its terms;

(ii)	the creation of this Guarantee and the performance and observance of the obligations hereunder does not and wil1 not (i) contravene any existing applicable law statute rule or regulation or any judgment decree or permit to which I/we am/are subject, (ii) conflict with or result in any breach of any of the terms of or constitute a default in any breach of any of the terms of or constitute a default under any agreement or other instrument to which I/we am a/are party or are subject or by which I/we or any of my/our property are bound, (iii) result in the creation or imposition of or oblige me/us to create any charge or other encumbrance on any of my/our assets rights or revenues.

24.	I/We shall and hereby undertake to pay and bear all whatsoever costs, charges, fees, stamp duty and other disbursements (including the professional charges of your solicitors on a full indemnity basis) in any way connected with or arising out of this Guarantee or in the enforcement of your rights hereunder.

25.	This Guarantee and all rights obligations and liabilities arising hereunder shall be construed and determined under and be enforced in accordance with the laws of Malaysia and I/we agree that the Courts of Malaysia shall have jurisdiction over all disputes arising under this Guarantee.

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26.	In this Guarantee unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided:-

(i)	words in the singular include the plural and words in the plural include the singular; and

(ii)	where this Guarantee is given or executed by two (2) or more individuals the agreements covenants stipulations and undertakings expressed to be made by and on the part of such individuals be and are binding upon such individuals jointly and severally.

*27.l	(a) In the event that I/we am a/are resident(s) of Malaysia, I/we shall unless otherwise instructed by you in writing, pay to you all monies and satisfy all liabilities hereunder in Ringgit Malaysia.

(b) If pursuant to clause 27.l(a) hereof, or under any applicable law or regulation or pursuant to a judgment or order made or registered against the Customer or without limitation for any other reason, any payment under or in connection with this Guarantee is made or falls to be satisfied in a currency (the “payment currency”) other than in Ringgit Malaysia (the “contractual currency”) then, to the extent that the amount of such payment actually received by you, when converted into contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Guarantee, I/we shall, as a separate and independent obligation, jointly and severally indemnify and holds harmless you against the amount of such shortfall. For the purpose of this clause, the rate of exchange means the rate at which you are able on or about the date of such payment to purchase, in accordance with your normal practice, the contractual currency with the payment currency and shall take into account (and I/we shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

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28.	This Guarantee shall be enforceable notwithstanding that the provision of financing from or incurring of liabilities to you may be invalid or in excess of the powers of the Customer or of any director attorney agent or other person purporting to obtain financing or act on behalf of the Customer and notwithstanding any other defect or irregularity in such provision of financing or incurring of such liabilities.

29.	If any of the provisions of this Guarantee becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions of this Guarantee shall not in any way be affected or impaired.

30.	As a separate and additional obligation I/we hereby irrevocably and unconditionally undertake to indemnify and keep you fully indemnified against all losses, damages, liabilities costs and expenses whatsoever which you may sustain or incur as a result of or arising from your advances, credit or other banking facilities granted to the Customer.

31.	I/We hereby agree to you disclosing information to Bank Negara Malaysia regarding my/our account with you, as may be required, whether pursuant to law or otherwise. You shall not be liable whether directly or indirectly to me/us or any other persons for such disclosure.

32.	I/We hereby acknowledge that I/we have read and understood the contents of this Letter of Guarantee and *(I/we further warrant that I/we have sought independent legal advice in relation to this Letter of Guarantee and) acknowledge the obligation arising therefrom.

33.	This paper on which this Guarantee is written shall at all times remain your property.

34.	This Guarantee shall be binding upon my/our heirs, personal representatives and successors in title.

Dated the         day of             27 JUL 2020

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IMPORTANT NOTICE

Please take note that signatories to this documents may be held liable, instead of the Customer/together with the Customer, to Maybank Islamic Berhad for the amount due by the Customer to Maybank Islamic Berhad and guaranteed/secured by this document.

Signatories to this document are advised to seek independent legal advice before signing this document.

Signature of Witness

/s/ ADRIAN TAY KIEN CHONG		/s/ LIM YEW CHEAN

LC. No :	***	I.C. No :	***
Address:	7-4-1, Block A	Address :	18, Lorong Burhanuddin
	Megan Salak Park		Helmi 3
	Jalan 2/125E		Taman Tun Dr. Ismail
	Taman Desa Petaling		60000 Kuala Lumpur
57100 Kuala Lumpur

Signature of Witness

/s/ ADRIANTAYKIEN CHONG		/s/ LEW CHEE HOONG

LC. No :	***	LC. No :	***
Address :	7-4-1, Block A	Address :	18, Lorong Burhanuddin
	Megan Salak Park		Helmi 3
	Jalan 2/125E		Taman Tun Dr. Ismail
	Taman Desa Petaling		60000 Kuala Lumpur
57100 Kuala Lumpur

*	Delete where inapplicable.

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EXPLANATION TO SIGNATORIES

I, ADRIAN TAY KIEN CHONG, the attending solicitor, hereby certify that I have to the best of my abilities, read and explained the contents of this guarantee LIM YEW CHEAN (NRIC No:***) and LEW CHEE HOONG (NRIC No:***), in English / Bahasa Malaysia ~~/ Mandarin / Hokkien / Cantonese/ Tamil/~~, a language ~~/ dialect~~ to which ~~he/ she /~~ they understand(s) and who ~~has /~~ have acknowledged to me. that ~~he / she~~ they ~~has/~~ have understood the terms and implications of the said document.

.............................................................................

/s/ ADIUAN TAY KIEN CHONG
BC/A 1832
ADVOCATE & SOLlCITOR
Kuala Lumpur

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